EXHIBIT 6(a)



                     UNDERWRITING AGREEMENT


   Underwriting Agreement dated as of the 25th day of July, 1990 between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas (sometimes herein referred to as the "Underwriter"), and USAA MUTUAL FUND, INC., a corporation organized under the laws of the State of Maryland and having a place of business in San Antonio, Texas (sometimes herein referred to as the "Company") which offers shares of capital stock (the "Shares") in different classes representing interests in different portfolios of assets (each class of stock being referred to herein as a "Fund"). The Underwriter presently sells and distributes Shares in five classes designated as the Growth Fund, Aggressive Growth Fund, Income Stock Fund, Income Fund and Money Market Fund (the "Existing Funds").

   WITNESSETH: In consideration of the agreements herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed:

   1.   APPOINTMENT OF UNDERWRITER.

   The Company hereby appoints the Underwriter as its exclusive agent to sell and distribute Shares of each Fund of the Company at the offering price thereof as from time to time determined in the manner herein provided. The Underwriter hereby accepts such appointment and agrees during the term of this Agreement to provide the services and to assume the obligations herein set forth without compensation.

   2.   BASIS OF SALE OF SHARES.

   The Underwriter does not agree to sell any specific number of Shares. Shares will be sold to the Underwriter as agent for the Company only against orders therefor. Underwriter will not purchase Shares from anyone other than the Company except as agent for the Company.

   3.   OFFERING PRICE.

   The offering price for Shares of any Fund of the Company shall be determined according to the terms of the then current Prospectus of the Fund. The net asset value per share for each Fund shall be determined at such time each day as is established by the Board of Directors of the Company from time to time.

   4.   MANNER OF OFFERING.

   The Underwriter will conform to the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares. The Underwriter also agrees to furnish to the Company sufficient copies of any agreements, plans or sales literature it intends to use in connection with any sales of Shares in adequate time for the Company to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

   5.   RESERVATION OF RIGHTS BY THE COMPANY.

   The Company reserves the right to issue Shares at any time directly to existing shareholders and to sell Shares to such shareholders or to other persons approved by the Underwriter at not less than net asset value. The Company reserves the right to suspend the sale of Shares of any or all Funds without prior notice for any reason deemed adequate by it.

   6.   ALLOCATION OF EXPENSES.

      (a) The Company, either directly or through its manager and investment adviser, will be responsible for, and shall pay the expenses of:

        (i) providing all necessary services, including fees and disbursements of counsel, related to the preparation, setting in type, printing and filing of any Registration Statement and/or Prospectus required under the Securities Act of 1933, as amended, or under state securities laws, covering its Shares, and all amendments and supplements thereto, and preparing, setting in type, printing and mailing periodic reports to existing shareholders;

        (ii) the cost of all registration or qualification fees;

        (iii) the cost of preparing temporary and permanent share certificates for Shares of the Company;

        (iv) all the federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from the Company to the Underwriter of any and all Shares distributed hereunder.

      (b) The Underwriter agrees that, after the Prospectus and periodic reports have been set in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to dealers or prospective investors. The Underwriter further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Underwriter or furnished by it for use by dealers in connection with the offering of the Shares for sale to the public, and any expense of advertising in connection with such offering. The Underwriter will also pay fees for services rendered by the transfer agent on behalf of the Underwriter.

   7. INDEPENDENT CONTRACTOR.

   The Underwriter shall be an independent contractor and neither the Underwriter nor any of its officers or employees, as such, is or shall be an employee of the Company. The Underwriter is responsible for its own conduct, for the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Underwriter assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

   8. INDEMNIFICATION BY UNDERWRITER.

   The Underwriter agrees to indemnify and hold harmless the Company or any such person who has been, is, or may hereafter be, an officer, director or employee of the Company against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements made not misleading, on the part of the Underwriter or any agent or employee of the Underwriter or any other person for whose acts the Underwriter is responsible or is alleged to be responsible, unless such statement or omission was made in reliance upon written information furnished by the Company. The Underwriter likewise agrees to indemnify and hold harmless the Company and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of the Underwriter's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with the Underwriter's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Company or a director may be entitled as a matter of law.

   9. INDEMNIFICATION BY COMPANY.

   The Company agrees to indemnify and hold harmless the Underwriter and each person who has been, is, or may hereafter be an officer, director, employee or agent of the Underwriter against any loss, damage or expense reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue or alleged untrue statement of material fact, or the omission or alleged omission to state a material fact necessary to make the statements therein not misleading, contained in a Registration Statement or Prospectus, or any amendment or supplement thereto, unless such statement or omission was made in reliance upon written information furnished by the Underwriter. The foregoing rights of indemnification shall be in addition to any other rights to which the Underwriter may be entitled as a matter of law.

   10. TERM OF AGREEMENT.

   This Agreement shall be executed and become effective with respect to all Existing Funds on July 25, 1990, and, with respect to any additional Fund, on the date of receipt by the Company of notice from the Underwriter in accordance with Paragraph 12 hereof that the Underwriter is willing to serve as Underwriter with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect through June 30, 1991, and, with respect to each additional Fund, through the first June 30 occurring more than twelve months after the date on which such Fund becomes a Fund hereunder, and shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Directors of the Company or by vote of a majority of the outstanding voting Shares (as defined in the Investment Company Act of 1940, as amended) of such Fund, and (b) in either event by the vote of a majority of the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940, as amended) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Written notice of discontinuance of this Underwriting Agreement may be given by one party hereto to the other not less than sixty (60) days before expiration of its initial term or before the expiration of any succeeding annual period. This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

   11. ASSIGNMENT.

   This Agreement may not be assigned by the Underwriter and shall automatically terminate in the event of an attempted assignment by the Underwriter; provided, however, that the Underwriter may employ such other person, persons, corporation, or corporations, as it shall determine, in order to assist it in carrying out this Agreement.

   12. AMENDMENT.

   This Agreement may be amended at any time by mutual agreement in writing of the parties hereto, provided that any such amendment is approved by a majority of the directors of the Company who are not "interested persons" of the Underwriter or by the holders of a majority of the Shares of the Company.



   IN WITNESS WHEREOF, this Agreement has been executed for the Underwriter and the Company by their duly authorized officers as of the date first set forth above.


USAA MUTUAL FUND, INC.                    USAA INVESTMENT MANAGEMENT
                                             COMPANY


By:/s/ Michael J. C. Roth                 By:/s/ Michael J. C. Roth
-------------------------                 -------------------------
President                                 President

ATTEST:                                   ATTEST:


/s/ Michael D. Wagner                     /s/ Michael D. Wagner
----------------------                    ----------------------
Secretary                                 Secretary






                             EXHIBIT 6(b)



USAA Investment Management Company
USAA Building
San Antonio, TX  78288


Gentlemen:

   Pursuant to paragraph 12 of the Underwriting Agreement dated as of July 25, 1990 between USAA Mutual Fund, Inc. (the "Company") and USAA Investment Management Company (the "Underwriter"), please be advised that the Company has established two new series of its shares, namely, the Short-Term Bond Fund and the Growth & Income Fund (the "Funds"), and please be further advised that the Company desires to retain the Underwriter to sell and distribute shares of the Funds and to render other services to the Funds as provided in the Underwriting Agreement.

   Please state below whether you are willing to render such services as provided in the Underwriting Agreement.

                                    USAA MUTUAL FUND, INC.



Attest:/s/ Michael D. Wagner        By:/s/ Michael J. C. Roth
       ---------------------           -----------------------
       Secretary                       President


Dated:  June 1, 1993


   We as the sole shareholder of the above named Funds, do hereby approve and are willing to render services to the Short-
Term Bond Fund and the Growth & Income Fund as set forth in the Underwriting Agreement.

                                     USAA INVESTMENT MANAGEMENT
                                        COMPANY


Attest:/s/ Alex M. Ciccone           By:/s/ John W. Saunders, Jr.
       --------------------             --------------------------
       Assistant Secretary              Senior Vice President


Dated:  June 1, 1993